FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS FOURTH QUARTER RESULTS
____________________________________________________________

Same-Store Retail Revenues Increase 15.5%

Income From Continuing Operations Increases to $19.3 Million and
Related Earnings Per Share Increases to $0.21

SG&A Improves to 83.3% of Gross Profit

$44.1 Million of Convertible Notes Purchased in Q1 2010
___________________________________________________________

BLOOMFIELD HILLS, MI, February 19, 2010 – Penske Automotive Group, Inc. (NYSE: PAG), an international automotive retailer, today reported fourth quarter income from continuing operations attributable to PAG of $19.3 million, or $0.21 per share, which compares to an adjusted loss of $4.2 million, or $0.05 per share, in the fourth quarter last year as shown in the attached reconciliation tables. Net income attributable to common shareholders in the fourth quarter was $18.7 million, or $0.20 per share.

Total revenues in the fourth quarter increased 13.4% to $2.4 billion. Total retail revenues increased 18.2% to $2.3 billion, including a same-store retail revenue increase of 15.5%. During the quarter, selling, general and administrative expenses as a percentage of gross profit declined to 83.3%, due in part to the cost savings initiatives instituted over the last 18 months.

Commenting on the Company’s performance, Chairman Roger Penske said, “I am pleased by the strong fourth quarter results, which were driven by a strong performance in the U.K., as well as the continuing benefit from our cost-saving initiatives. In particular, our premium/luxury retail businesses performed well, generating a 20.4% increase in same-store new retail unit sales, including a 29.9% increase in the U.K. I am also pleased by the 18.2% increase in our retail revenues, including growth of 8.6% and 38.7% in the U.S. and U.K., respectively, despite the continuing economic challenges in all of our markets.”

Total revenues for the twelve months ended December 31, 2009, decreased 18.2% to $9.5 billion. Adjusted income from continuing operations attributable to PAG for the twelve months was $80.5 million, or $0.88 per share attributable to common shareowners, which compares to adjusted income of $92.7 million, or $0.99 per share, in the prior year as shown in the attached reconciliation tables. Actual income from continuing operations attributable to PAG and net income for the twelve months ended December 31, 2009, were $83.6 million, or $0.91 per share, and $76.5 million, or $0.83 per share, respectively.

smart USA

During the year, smart USA wholesaled 13,772 units, including 998 units in the fourth quarter. smart USA has increased incentives on the 2009 smart fortwo. As a result, smart USA recorded $1.4 million, or $0.02 per share, of after tax reserves in the fourth quarter.

Securities Repurchase Authority

The Company did not repurchase any securities during the fourth quarter of 2009. However, the Company purchased $44.1 million principal amount of its 3.5% Senior Subordinated Convertible Notes due 2026 for $44.4 million in cash during February 2010, which fully utilized the Company’s remaining securities repurchase authority. After these purchases, approximately $262 million principal amount of the 3.5% Senior Subordinated Convertible Notes due 2026 remain outstanding.

The Company’s Board of Directors has granted new authorization for the Company to repurchase up to $150.0 million of its outstanding common stock, debt and convertible debt, depending on market conditions, price and other factors. Securities may be acquired from time to time either through open market purchases, negotiated transactions or other means. The Company currently contemplates purchasing any securities under this program using cash flow from operations and credit availability in the U.S.

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the fourth quarter of 2009 on February 19, 2010, at 2:00 p.m. Eastern Time. To listen to the conference call, participants must dial (800) 230-1092 [International, please dial (612) 288-0329]. The call will also be simultaneously broadcast over the Internet through the Penske Automotive Group website at www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc. (www.penskeautomotive.com), headquartered in Bloomfield Hills, Michigan, operates 312 retail automotive franchises, representing 40 different brands and 25 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 164 franchises in 17 states and Puerto Rico and 148 franchises located outside the United States, primarily in the United Kingdom.

Penske Automotive, through its wholly-owned subsidiary smart USA Distributor LLC (www.smartusa.com), is the exclusive distributor of the smart fortwo vehicle and related parts in the United States. smart USA supports more than 75 smart retail centers in the United States.

Penske Automotive is a member of the Fortune 500 and Russell 1000 and has approximately 14,100 employees. smart and fortwo are registered trademarks of Daimler AG.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales potential. Actual results may vary materially because of risks and uncertainties, including external factors such as consumer credit conditions, adverse conditions affecting a particular manufacturer, macro-economic factors, interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2008, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations attributable to PAG and related earnings per share. The Company has reconciled these measures to the most directly comparable GAAP measures in the attached reconciliation tables. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure by providing period-to-period comparability of the Company’s results from operations.

Contacts:	Bob O’Shaughnessy Chief Financial Officer 248-648-2800 boshaughnessy@penskeautomotive.com

or
Anthony R. Pordon Senior Vice President 248-648-2540 tpordon@penskeautomotive.com

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Fourth Quarter
	2009	2008
Revenues:
New Vehicle	$1,256,841	$1,040,676
Used Vehicle	648,469	528,360
Finance and Insurance, Net	58,364	42,411
Service and Parts	324,124	324,406
Distribution	9,443	101,051
Fleet and Wholesale Vehicle	146,932	117,689

Total Revenues	2,444,173	2,154,593

Cost of Sales:
New Vehicle	1,151,317	961,706
Used Vehicle	599,195	492,834
Service and Parts	142,780	147,469
Distribution	10,631	85,951
Fleet and Wholesale Vehicle	145,832	119,117

Total Cost of Sales	2,049,755	1,807,077

Gross Profit	394,418	347,516
SG&A Expenses	328,710	968,678
Depreciation and Amortization	13,523	13,120

Operating Income (Loss)	52,185	(634,282)
Floor Plan Interest Expense	(8,099)	(15,649)
Other Interest Expense	(13,524)	(13,928)
Debt Discount Amortization	(3,135)	(3,496)
Equity in Earnings of Affiliates	2,092	3,191

Income (Loss) from Continuing Operations Before	29,519	(664,164)
Income Taxes
Income Taxes	(9,984)	157,569

Income (Loss) from Continuing Operations	19,535	(506,595)
Loss from Discontinued Operations, Net of Tax	(646)	(5,268)

Net Income (Loss)	18,889	(511,863)
Income Attributable to Non-Controlling Interests	(212)	(81)

Net Income (Loss) Attributable to Common Shareholders	$18,677	($511,944)

Income (Loss) from Continuing Operations Per Share	$0.21	($5.53)

Income (Loss) Per Share	$0.20	($5.59)

Weighted Average Shares Outstanding	91,780	91,633

Amounts Attributable to Common Shareholders:
Reported Income (Loss) from Continuing Operations	$19,535	($506,595)
Income Attributable to Non-Controlling Interests	(212)	(81)

Income (Loss) from Continuing Operations, net of tax	19,323	(506,676)
Income (Loss) from Discontinued Operations, net of tax	(646)	(5,268)

Net Income (Loss)	$18,677	($511,944)

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Twelve Months
	2009	2008
Revenues:
New Vehicle	$4,662,418	$5,935,857
Used Vehicle	2,600,691	2,848,053
Finance and Insurance, Net	222,672	259,255
Service and Parts	1,321,580	1,403,545
Distribution	179,159	348,809
Fleet and Wholesale Vehicle	536,585	841,617

Total Revenues	9,523,105	11,637,136

Cost of Sales:
New Vehicle	4,286,224	5,449,476
Used Vehicle	2,376,358	2,634,607
Service and Parts	593,463	623,032
Distribution	161,000	294,535
Fleet and Wholesale Vehicle	523,749	845,282

Total Cost of Sales	7,940,794	9,846,932

Gross Profit	1,582,311	1,790,204
SG&A Expenses	1,318,980	2,137,362
Depreciation and Amortization	54,234	53,877

Operating Income (Loss)	209,097	(401,035)
Floor Plan Interest Expense	(35,662)	(64,188)
Other Interest Expense	(55,201)	(54,504)
Debt Discount Amortization	(13,043)	(13,984)
Equity in Earnings of Affiliates	13,808	16,513
Gain on Debt Repurchase	10,429	—

Income (Loss) from Continuing Operations Before	129,428	(517,198)
Income Taxes
Income Taxes	(45,386)	105,741

Income (Loss) from Continuing Operations	84,042	(411,457)
Loss from Discontinued Operations, Net of Tax	(7,122)	(7,446)

Net Income (Loss)	76,920	(418,903)
Income Attributable to Non-Controlling Interests	(459)	(1,133)

Net Income (Loss) Attributable to Common Shareholders	$76,461	($420,036)

Income (Loss) from Continuing Operations Per Share	$0.91	($4.39)

Income (Loss) Per Share	$0.83	($4.47)

Weighted Average Shares Outstanding	91,653	93,958

Amounts Attributable to Common Shareholders:
Reported Income (Loss) from Continuing Operations	$84,042	($411,457)
Income Attributable to Non-Controlling Interests	(459)	(1,133)

Income (Loss) from Continuing Operations, net of tax	83,583	(412,590)
Loss from Discontinued Operations, net of tax	(7,122)	(7,446)

Net Income (Loss)	$76,461	($420,036)

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	12/31/09	12/31/08
Assets
Cash and Cash Equivalents	$13,769	$17,108
Accounts Receivable, Net	322,598	294,230
Inventories	1,306,532	1,586,914
Other Current Assets	95,560	88,437
Assets Held for Sale	5,005	20,574

Total Current Assets	1,743,464	2,007,263
Property and Equipment, Net	726,835	662,898
Intangibles	1,012,079	973,041
Other Long-Term Assets	313,629	318,947

Total Assets	$3,796,007	$3,962,149

Liabilities and Equity
Floor Plan Notes Payable	$772,926	$961,993
Floor Plan Notes Payable – Non-Trade	423,316	507,404
Accounts Payable	190,325	178,994
Accrued Expenses	227,725	196,704
Current Portion Long-Term Debt	12,442	11,305
Liabilities Held for Sale	3,083	24,289

Total Current Liabilities	1,629,817	1,880,689
Long-Term Debt	933,966	1,052,060
Other Long-Term Liabilities	286,185	220,979

Total Liabilities	2,849,968	3,153,728
Equity	946,039	808,421

Total Liabilities and Equity	$3,796,007	$3,962,149

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data

	Fourth Quarter		Twelve Months
	2009	2008	2009	2008
Total Retail Units:
New Retail	35,252	31,275	140,914	171,554
Used Retail	23,450	21,668	102,457	102,032

Total Retail	58,702	52,943	243,371	273,586

smart Wholesale Units	998	7,725	13,772	27,052

Same-Store Retail Units:
New Same-Store Retail	34,282	31,025	133,317	167,232
Used Same-Store Retail	22,689	21,448	95,731	99,343

Total Same-Store Retail	56,971	52,473	229,048	266,575

Same-Store Retail Revenue:
New Vehicles	$1,220,792	$1,033,030	$4,388,636	$5,776,277
Used Vehicles	623,957	523,754	2,406,759	2,763,296
Finance and Insurance, Net	56,608	42,214	211,028	253,797
Service and Parts	315,673	320,807	1,236,194	1,352,302

Total Same-Store Retail	$2,217,030	$1,919,805	$8,242,617	$10,145,672

Same-Store Retail Revenue Growth:
New Vehicles	18.2%	(39.8%)	(24.0%)	(18.3%)
Used Vehicles	19.1%	(30.4%)	(12.9%)	(10.6%)
Finance and Insurance, Net	34.1%	(38.7%)	(16.9%)	(12.9%)
Service and Parts	(1.6%)	(9.3%)	(8.6%)	(2.5%)
Revenue Mix:
New Vehicles	51.4%	48.3%	49.0%	51.0%
Used Vehicles	26.5%	24.5%	27.3%	24.5%
Finance and Insurance, Net	2.4%	2.0%	2.3%	2.2%
Service and Parts	13.3%	15.1%	13.9%	12.1%
Distribution	0.4%	4.7%	1.9%	3.0%
Fleet and Wholesale	6.0%	5.4%	5.6%	7.2%
Average Retail Selling Price:
New Vehicles	$35,653	$33,275	$33,087	$34,601
Used Vehicles	27,653	24,384	25,383	27,913
Gross Margin	16.1%	16.1%	16.6%	15.4%
Retail Gross Margin – by Product:
New Vehicles	8.4%	7.6%	8.1%	8.2%
Used Vehicles	7.6%	6.7%	8.6%	7.5%
Service and Parts	55.9%	54.5%	55.1%	55.6%

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)

	Fourth Quarter		Twelve Months
	2009	2008	2009	2008
Gross Profit per Retail Transaction:
New Vehicles	$2,993	$2,525	$2,670	$2,835
Used Vehicles	2,101	1,639	2,190	2,092
Finance and Insurance	994	801	915	948
Brand Mix:
BMW	22%	23%	21%	22%
Toyota / Lexus	19%	19%	19%	19%
Honda / Acura	13%	15%	14%	15%
Mercedes Benz	11%	10%	10%	10%
Audi	10%	9%	10%	9%
Land Rover	5%	3%	4%	4%
Porsche	4%	3%	4%	3%
Ferrari / Maserati	3%	3%	3%	3%
Other	13%	15%	15%	15%

	100%	100%	100%	100%
Premium	67%	65%	65%	65%
Foreign	29%	31%	30%	30%
Domestic Big 3	4%	4%	5%	5%

	100%	100%	100%	100%
Revenue Mix:
U.S.	62%	69%	63%	64%
International	38%	31%	37%	36%

	100%	100%	100%	100%
Rent Expense	$41,790	$39,659	$165,256	$160,113
			12/31/09	12/31/08

Debt to Total Capital Ratio			50%	57%
Debt Covenant Compliance (U.S.):
Current Ratio (min 1.00:1)			1.07:1	1.07:1
Fixed Charge Coverage Ratio (min 1.00:1)			1.29:1	1.24:1
Ratio of Non-Floorplan Debt to Stockholders’ Equity (max 1.30:1)			0.66:1	0.86:1
Funded Debt to EBITDA Ratio (max 2.50:1)			1.11:1	1.26:1
Debt Covenant Compliance (U.K.):
Capital Expenditures (max £50 million)			£12.7	£29.5
EBITAR to Fixed Charges (min 1.50:1)			2.72x	1.76x
Debt to EBITAR (max 3.25:1)			0.77x	1.45x

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)

Reconciliation of reported income from continuing operations attributable to PAG and related earnings per share to adjusted income from continuing operations attributable to PAG and related earnings per share for 2009:

	Twelve Months 2009
	Earnings	EPS
Income from continuing operations attributable to PAG	$83,583	$0.91
Gain on debt repurchase	(6,518)	(0.07)
Costs relating to terminated Saturn transaction	1,926	0.02
Franchise closure/relocation costs	778	0.01
Hedge de-designation costs	686	0.01

Adjusted income from continuing operations attributable to PAG	$80,455	$0.88

Reconciliation of reported income from continuing operations attributable to PAG and related earnings per share to adjusted income from continuing operations attributable to PAG and related earnings per share for 2008:

	Fourth Quarter 2008		Twelve Months 2008
	Earnings	EPS	Earnings	EPS
Income from continuing operations attributable to PAG	($506,676)	($5.53)	($412,590)	($4.39)
Intangible asset impairments	493,143	5.38	493,143	5.25
Franchise closure/relocation costs	5,785	0.06	5,785	0.06
Severance costs	2,514	0.03	3,813	0.04
Other asset impairments	992	0.01	2,532	0.03

Adjusted income from continuing	($4,242)	($0.05)	$92,683	$0.99
operations attributable to PAG